EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Units, representing limited partner interests of Exterran Corp. dated as of December 31, 2018 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 14, 2019	MTP ENERGY MANAGEMENT LLC

	By:	Magnetar Financial LLC, its Sole Member

	By:	/s/ Alec N. Litowitz
	Name:	Alec N. Litowitz
	Title:	Manager of Supernova Management LLC,
the General Partner of Magnetar Capital Partners LP, Sole Member of Magnetar Financial LLC

Date: February 14, 2019	MAGNETAR FINANCIAL LLC

	By:	Magnetar Capital Partners LP, its Sole Member

	By:	/s/ Alec N. Litowitz
	Name:	Alec N. Litowitz
	Title:	Manager of Supernova Management LLC,
the General Partner of Magnetar Capital Partners LP

Date: February 14, 2019	MAGNETAR CAPITAL PARTNERS LP

	By:	Supernova Management LLC, its General
Partner

	By:	/s/ Alec N. Litowitz
	Name:	Alec N. Litowitz
	Title:	Manager of Supernova Management LLC

Date: February 14, 2019	SUPERNOVA MANAGEMENT LLC

	By:	/s/ Alec N. Litowitz
	Name:	Alec N. Litowitz
	Title:	Manager

Date: February 14, 2019	/s/ Alec N. Litowitz
Alec N. Litowitz